SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 30, 2007

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

     On August 30, 2007, Macy's, Inc. (formerly known as Federated Department Stores, Inc.) ("Macy's") and its wholly owned subsidiary, Macy's Retail Holdings, Inc. (formerly known as Federated Retail Holdings, Inc.) ("MRHI") entered into an Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent and paying agent, Bank of America, N.A., as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, and the other lenders party thereto (the "Amended Credit Agreement").  The Amended Credit Agreement provides MRHI, as borrower, with unsecured revolving loans in an aggregate amount not to exceed $2.0 billion outstanding at any particular time, including a $1.0 billion sublimit for the issuance of letters of credit and related accommodations.  The Amended Credit Agreement amends the five-year bank credit agreement, dated August 30, 2005, as previously amended and restated on August 30, 2006 (the "Original Credit Agreement"), to extend the term of the Original Credit Agreement by an additional year (to August 30, 2012) and add mechanics for requesting two additional one-year extensions of the termination date.  The other material terms of the Original Credit Agreement remain unchanged.

     In connection with the execution of the Amended Credit Agreement, Macy's, MRHI and JPMorgan Chase Bank, N.A., as paying agent, entered into an Amended and Restated Guarantee Agreement on August 30, 2007 (the "Guarantee Agreement") whereby Macy's agreed to guarantee the obligations of MRHI under the Amended Credit Agreement.

As of August 30, 2007, there was an aggregate principal amount of approximately $32.7 million outstanding under the Amended Credit Agreement, representing letter of credit accommodations.

     Copies of the Amended Credit Agreement and the associated Guarantee Agreement are attached to this report as Exhibits 10.1 and 10.2 and each is incorporated herein by reference as though it were fully set forth herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

10.1

Amended and Restated Credit Agreement dated as of August 30, 2007 among Macy's, Inc., Macy's Retail Holdings, Inc., the lenders from time to time party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as administrative agents, JPMorgan Chase Bank, N.A., as paying agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers.

		10.2	Amended and Restated Guarantee Agreement, dated as of August 30, 2007, among Macy's, Inc., Macy's Retail Holdings, Inc. and JPMorgan Chase Bank, N.A., as paying agent.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: August 30, 2007			By: /s/ Joel A. Belsky_________________________
Name: Joel A. Belsky
Title: Vice President and Controller